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[Lionel Sawyer & Collins Las Vegas, Nevada Letterhead]

Exhibit 5.3

        August 30, 2004

Medical Device Manufacturing, Inc.
200 West 7th Avenue
Collegeville, Pennsylvania 19426

Hogan & Hartson LLP
One Tabor Center, Suite 1500
1200 Seventeenth Street
Denver, Colorado 80202

        Re: $175,000,000 Medical Device Manufacturing, Inc Registration Statement On Form S-4 Exhibit 5 opinion our file 14330-02.

Ladies and Gentlemen:

        We have acted as special Nevada counsel to Spectrum Manufacturing, Inc., a Nevada corporation (the "Nevada Guarantor"), in connection the Registration Statement on Form S-4 filed by Medical Device Manufacturing, Inc., a Colorado corporation (the "Company"), and certain of its subsidiaries named therein (the "Guarantors") with the Securities and Exchange Commission on the date hereof (as the same may be amended, the "Registration Statement") in connection with the proposed public offering by the Company of up to $175,000,000 in aggregate principal amount of the Company's Series B 10% Senior Subordinated Notes due 2012 (the "Exchange Notes") in exchange for up to $175,000,000 in aggregate principal amount of the Company's outstanding Series A 10% Senior Subordinated Notes due 2012 (the "Old Notes"), and the related guarantee thereof by the Nevada Guarantor of the Exchange Notes on an unsecured, Senior Subordinated basis (the "Exchange Note Guarantee"). The Company sold the Old Notes in a private placement in reliance on Section 4(2) of the Securities Act of 1933, as amended. On June 30, 2004, the Company entered into a Registration Rights Agreement (the "Registration Rights Agreement") with the initial purchasers of the Old Notes party thereto requiring the Company to effect the exchange of the Exchange Notes for the Old Notes pursuant to the Registration Statement. Capitalized terms used herein and not defined have the meanings set forth in the Registration Rights Agreement. The Old Notes and the Exchange Notes are governed by an Indenture, dated as of June 30, 2004 (the "Indenture"), among the Company, the Guarantors and U.S. Bank National Association, as Trustee (the "Trustee").

        We have examined originals or copies of each of the documents listed below:

          1.     The Registration Statement.

          2.     A specimen copy of the form of Exchange Notes to be issued pursuant to the Indenture.

          3.     A specimen copy of the Exchange Note Guarantees to be endorsed on the Exchange Note by the Nevada Guarantor pursuant to the indenture.

          4.     The Indenture.

          5.     The Registration Rights Agreement.

          6.     The Articles of Incorporation ("Articles") of the Nevada Guarantor with amendments thereto, as certified by the Secretary of State of the State of Nevada on August 27, 2004.

          7.     The Bylaws ("Bylaws") of the Nevada Guarantor certified by the Secretary of the Nevada Guarantor.

          8.     Certificate of good standing of the Nevada Guarantor from the Secretary of State of the State of Nevada dated August 27, 2004.

          9.     Resolutions of the Board of Directors of the Nevada Guarantor certified by the Secretary of the Nevada Guarantor ("Resolutions").

          10.   Certificate of the incumbency of the officers of the Nevada Guarantor ("Incumbency Certificate")

        We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to originals of all copies of all documents submitted to us. We have relied upon the certificates of all public officials and corporate officers with respect to the accuracy of all matters contained therein.

        We assume that the Nevada Guarantor does not engage in the following businesses in the State of Nevada: Gaming Business, Liquor Business, Financial Institution, Public Utility, Insurance Business or Cemetery Business.

        We assume the Resolutions remain unmodified and in full force and effect on the date hereof. We assume the officers listed on the Incumbency Certificate are the officers of the Nevada Guarantor.

        Based upon the foregoing and subject to the following it is our opinion that:

          1.     The Nevada Guarantor is a corporation validly existing and in good standing under the laws of the State of Nevada.

          2.     The Indenture has been duly authorized by all necessary corporate action of the Nevada Guarantor and was duly executed and delivered by the Nevada Guarantor.

          3.     The form of Exchange Note Guarantee of the Nevada Guarantor to be endorsed on the Exchange Notes and included in the Indenture has been duly authorized by all necessary corporate action of the Nevada Guarantor.

        Nothing herein shall be deemed an opinion as to the laws of any jurisdiction other than the State of Nevada.

        We express no opinion concerning any securities law or rule.

        We disclaim liability as an expert under the securities laws of the United States or any other jurisdiction.

        We consent to the use and filing of this opinion as an exhibit to the Registration Statement.

        This opinion letter is intended solely for use in connection with the registration and offering of the Exchange Notes and the Exchange Note Guarantees as described in the Registration Statement, and it may not be relied upon for any other purpose.

Very truly yours,
/s/ LIONEL SAWYER & COLLINS LIONEL SAWYER & COLLINS

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[Lionel Sawyer & Collins Las Vegas, Nevada Letterhead]
  Exhibit 5.3